EXHIBIT 10.1

SECOND AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

This Second Amendment to Senior Secured Promissory Note (this “Amendment”) is entered into as of December 27, 2022 between Xeriant, Inc., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (“Auctus”).

RECITALS

A. The Company entered into a Securities Purchase Agreement dated as of October 27, 2021 with Auctus pursuant to which the Company issued to Auctus a Secured Convertible Promissory Note in the principal amount of $6,050,000 (the “Note”) which Note was amended on July 26, 2022 (as so amended, the “Amended Note”). Defined terms not defined herein shall have the meaning ascribed to them in the Amended Note.

B. The Company and Auctus desire to further amend the Amended Note as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and Auctus hereby agree as follows:

1. Amendment to Amended Note. The Amended Note is hereby further amended as follows:

The reference to “November 1, 2022” in the last sentence of the first paragraph is hereby replaced with the “earlier of the closing of the Uplist Offering or March 15, 2023, provided that the Company files a registration statement (the “New Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for an Uplist Offering by January 15, 2023 responds to any comments from the SEC with respect to the New Registration Statement within 15 calendar days of receipt of such comments, and responds to any requests from the Nasdaq Stock market with respect to the listing of the Common Stock within 15 calendar days of receipt of such comments from the Nasdaq Stock market.”

The reference to “November 1, 2022” in Section 3.19 is hereby replaced with “March 15, 2023.”

The reference to “eight (8) calendar months after the Issue Date” in Section 3.20 is hereby replaced with “March 15, 2023.”

2. Conditions to the Effectiveness of this Amendment. (a) The Company shall grant to Auctus a new warrant to purchase 25,000,000 shares on the same terms of the initial Warrant except that the exercise price shall be $0.09 per share and the term thereof shall commence on December 27, 2022, and (b) the Company shall make two prepayments of $50,000 on January 15, 2023, and February 15, 2023.

3. Effect of Amendment. Except as expressly amended by this Amendment, all of the terms of the Amended Note shall remain in full force and effect.

4. Execution. This Amendment may be executed in two or more counterparts, including by facsimile, by e-mail in PDF format or by other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

Xeriant, Inc.

By:	/s/ KEITH DUFFY
Name:	Keith Duffy
Title:	CEO

Auctus Fund, LLC

By:	/s/ LOU POSNER
Name:	Lou Posner
Title:	Managing Director

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